UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of Principal Executive Offices)	(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 23, 2008, Staples, Inc. (“Staples”) informed its lenders that, effective December 29, 2008, it was voluntarily reducing the total commitment amount from $3.0 billion to $2.75 billion under its existing Credit Agreement, dated April 1, 2008, by and among Staples, Barclays Bank PLC and the other lenders listed therein.  The credit agreement was entered into in connection with financing the acquisition of Corporate Express N.V. and backstops Staples’ commercial paper program.  The letter sent to reduce the total commitment is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: December 30, 2008	/s/ Kristin A. Campbell
Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Letter, dated December 23, 2008, from Staples, Inc. to Barclays Bank PLC, reducing the total commitment under the Credit Agreement, dated April 1, 2008, by and among Staples, Inc., Barclays Bank PLC and the other lenders listed therein.